EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Zhou Gui Bin, President and Chief Executive Officer of Resort Savers, Inc., certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report on Form 10-Q for the period ended July 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Resort Savers, Inc. at the dates and for the periods indicated.

Date: September 14, 2017	By:	/s/ Zhou Gui Bin
Zhou Gui Bin
President and Chief Executive Officer (principal executive officer)

I, Zhou Wei, Chief Financial Officer, Secretary and Treasurer of Resort Savers, Inc., certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report on Form 10-Q for the period ended July 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Resort Savers, Inc. at the dates and for the periods indicated.

Date: September 14, 2017	By:	/s/ Zhou Wei
Zhou Wei
Chief Financial Officer, Secretary and Treasurer (principal financial officer)

A signed original of this written statement required by Section 906 has been provided to Resort Savers, Inc. and will be retained by Resort Savers, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.